EXHIBIT 4.1
                                                                     -----------

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                            7% CONVERTIBLE DEBENTURE
                             SUBSCRIPTION AGREEMENT
                             ----------------------

                             DATAMETRICS CORPORATION



         THIS 7% CONVERTIBLE DEBENTURE SUBSCRIPTION AGREEMENT (this"Agreement") is executed in reliance upon an exemption under the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

         This Agreement has been executed by the undersigned in connection with the private placement of the 7% Convertible Debentures (hereinafter referred to as the "Debentures") of DATAMETRICS CORPORATION (American Stock Exchange symbol "DC"), with an address at 25B Hanover Road, No. 3305, Florham Park, NJ 07932, a corporation organized under the laws of the State of Delaware, USA (hereinafter referred to as the "Company"). The terms on which the Debentures may be converted into common stock of the Company, $0.01 par value per share, (the "Common Stock") and the other terms of the Debentures are set forth in the form of the 7% Convertible Debenture due July 24, 2001 annexed hereto as Exhibit A (the "Form of Debenture"). The offer and sale of the Debentures, and the Common Stock underlying the Debentures (collectively the "Securities"), are being made in reliance upon an exemption under the Act. The Closing Date shall be determined in accordance with Sections 13, 14 and 15 herein.

         Each of the entities listed on Schedule A annexed hereto (the "Subscribers") hereby represents and warrants to, and agrees with the Company as follows:

         SECTION 1.  AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.
                     ---------------------------------------

         1.1 CLOSING. The Company will sell and the Subscribers will buy, in reliance upon the representations and warranties of the Company and Subscribers contained in this Agreement and the Form of Debenture, upon the terms and conditions set forth herein and therein, that principal amount of Debentures set forth next to their names on Schedule A for an aggregate purchase price of One Million ($1,000,000) U.S. Dollars (the "Purchase Price"). The proceeds of the sale of the Debentures will be used only for working capital purposes and not for the payment of any senior or secured debt.

         1.2 FORM OF PAYMENT. The Subscribers shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer in escrow to Goldstein, Goldstein & Reis, LLP, the Escrow Agent, against delivery of the original Debentures to the Escrow Agent, as per a separate Escrow Agreement, annexed hereto as Exhibit B) as payment in full for their portion of the Securities.

         1.3 WIRE INSTRUCTIONS. Wire instructions for Goldstein, Goldstein & Reis, LLP are as follows:

                  Chase Manhattan Bank, N.A.
                  ABA No. 021000021
                  For the Account of:
                      United States Trust Company of New York
                      Account No. 920-1-073195
                  In favor of:
                      Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

         SECTION  2.   REPRESENTATIONS   AND  WARRANTIES  OF  THE   SUBSCRIBERS.
Subscribers each acknowledge, represent, warrant and agree as follows:

         2.1  ORGANIZATION  AND  AUTHORIZATION.  Each of the Subscribers is duly incorporated or organized and validly existing in the state or country of its incorporation or organization and has all requisite power and authority to subscribe for and purchase and hold the Securities and to enter into this Agreement. The decision to subscribe for Debentures and the execution and
delivery  of  this  Agreement  by  the  Subscribers,   the  performance  by  the
Subscribers of their obligations hereunder and the consummation by the Subscribers of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Subscribers. The undersigned signatories have all right, power and authority to execute and deliver this Agreement on behalf of the Subscribers. This Agreement has been duly executed and delivered by the Subscribers and, assuming the execution and delivery hereof and acceptance hereof by the Company, constitutes the legal, valid and binding obligations of the Subscribers, enforceable against the Subscribers in accordance with its terms.

         2.2 EVALUATION OF RISKS. Each of the Subscribers has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They each recognize that their investment in the Company involves a high degree of risk and could result in the complete loss of their investment.

         2.3 INDEPENDENT COUNSEL. Each of the Subscribers acknowledge that they have been advised to consult with their own attorney regarding legal matters concerning the Company and their investment in the Securities and to consult with their tax advisor regarding the tax consequences of acquiring the Securities.

         2.4 DISCLOSURE DOCUMENTATION. Each of the Subscribers has each received and reviewed copies of the Company's reports and registration statements filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including the Company's 10-Ks, 10-Qs, 8-K's, and registration statements filed by the Company since June 1, 1997 (collectively, the "Reports"). Except for the Reports, the Subscribers are not relying on any other information relating to the offer and sale of the Securities. Subscribers acknowledge that the Company has offered to make available any additional public information that the Subscribers may reasonably request, including technical information, and other material public information about the Company and Subscribers have been offered the Company's full and unconditional cooperation in making such information available to Subscribers and acknowledge that the Company has recommended that the Subscribers request and review such information prior to making an investment decision. Except as set forth in herein, no oral or written representations have been made, or oral or written information furnished to the undersigned, the Subscribers or their advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the Reports.

         2.5 OPPORTUNITY TO ASK QUESTIONS. Each of the Subscribers has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering of the Securities, and all such questions, if any, have been answered to the full satisfaction of each of the Subscribers.

         2.6 REPORTS CONSTITUTE SOLE REPRESENTATIONS. Except as set forth in the Reports and elsewhere herein, no representations or warranties have been made to Subscribers by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction Subscribers are not relying upon any information, other than that contained in the Reports and the results of independent investigation by Subscribers.

         2.7 EACH OF THE SUBSCRIBERS IS AN ACCREDITED INVESTOR. All of the Subscribers are "Accredited Investors", as defined under Regulation D, and represent and warrant that they are included within one or more of the following categories of "Accredited Investors."

         (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in
                  Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act;

                  any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
                  Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000;

         (ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (iv) Any director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of that issuer;

         (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

         (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;

         (viii) Any entity in which all of the equity owners are accredited investors; and

         (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

         2.8  NO  REGISTRATION,  REVIEW  OR  APPROVAL.  Each of the  Subscribers
acknowledges and understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Each of the Subscribers acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Each of the Subscribers understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscribers set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscribers to acquire the Securities.

         2.9 INVESTMENT INTENT. Without limiting their ability to resell the Securities pursuant to an effective registration statement under the Act, each of the Subscribers is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Each of the Subscribers understands and agrees that it may have to bear the economic risk of its investment in the Securities for an indefinite period of time.

         2.10 NO ADVERTISEMENTS. The Subscribers are not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         2.11 REGISTRATION RIGHTS. The parties have entered into a Registration Rights Agreement (Exhibit C).

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company acknowledges, represents, warrants and agrees as follows:

         3.1 ORGANIZATION/QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where its failure to be so qualified would not have a material adverse effect on the Company.

         3.2 ACCURACY OF REPORTS AND INFORMATION. Except as otherwise disclosed herein or in any schedule hereto, the Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the American Stock Exchange. [The

Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act during the twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material).]

         3.3 SEC FILINGS/FULL DISCLOSURE. None of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to each of the Subscribers which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties, or assets of the Company (a "Material Adverse Effect"), or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.4 AUTHORIZATION. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

         3.5 NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws, and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which (i) would reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.6 NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations, other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since June 15, 1998, which individually or in the aggregate, would (i) reasonably be expected to have a Material Adverse Effect, or (ii) reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. Except as set for in Section 3.24, to the knowledge of the Company, no event or circumstance has occurred or exists with respect to the Company which (i) could reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.7 NO DEFAULT. Except as set forth in Section 3.24, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or the Exhibits annexed hereto, including the conversion provision of the Debentures will result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or by-laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock (it being understood that it will be necessary for the Company to file an additional listing application with the American Stock Exchange to list the Common Stock issuable pursuant to the Debenture), which individually or in the aggregate (i) could reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.8 ABSENCE OF EVENTS OF DEFAULT. Except as set forth in the Reports and this Agreement (including all Exhibits annexed hereto), no default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become a default, has occurred and is continuing, which would (i) reasonably be expected to have a Material Adverse Effect, or (ii) could reasonable be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.9 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement (including all Exhibits annexed hereto), or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws.

         3.10 INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. Except as disclosed in the Reports, to the knowledge of the Company, neither the Company nor its services is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could (i) reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.11  MATERIAL  CONTRACTS.  Except as set forth in the  Reports  and in
Section 3.24, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in breach or default under any of such agreements which could (i) reasonably be expected to have a Material Adverse Effect, or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.12 LITIGATION. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could (i) reasonably be expected to have a Material Adverse Effect, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         3.13 TITLE TO ASSETS. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         3.14 SUBSIDIARIES. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         3.15 REQUIRED GOVERNMENTAL PERMITS. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

         3.16 LISTING. The Company will maintain the listing of its Common Stock on the American Stock Exchange, the successors thereto, or other organized United States market or quotation system. The Company has not received any notice, oral or written, affecting its continued listing on such Exchange and the Company will take no action which would impact its continued listing or eligibility of the Company for such listing. The Company is in full compliance with the requirements for listing on the American Stock Exchange.

         3.17 OTHER OUTSTANDING SECURITIES/FINANCING RESTRICTIONS. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

         3.18 REGISTRATION ALTERNATIVE. The Company covenants and agrees that for so long as any of the Common Stock issuable upon conversion of the Debentures remains outstanding and continues to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall cooperate in all reasonable respects in order to permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and the Subscribers shall upon conversion of the Debentures, provide the Transfer Agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Transfer Agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

         3.19 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.01 par value per share, of which 15,564,580 are outstanding. There are 5,000,000 shares of Preferred Stock authorized and none outstanding. All issued and outstanding shares of Common
Stock   have  been  duly   authorized,   validly   issued  and  fully  paid  and
nonassessable.

         3.20 DILUTION. The Company is aware and acknowledges that conversion of the Debentures would cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

         3.21 EMPLOYEE RELATIONS. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

         3.22 ENVIRONMENTAL LAWS. To its knowledge, the Company is (i) in compliance with any and all foreign, federal, state and local laws and regulations  relating  to  the  protection  of  human  health  and  safety,  the environment or hazardous or toxic substances or wastes, pollutants or contaminants and which the Company knows are applicable to it ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in each case where one failure to do so could reasonably be expected to have a Material Adverse Effect.

         3.23 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operation of the Company.

         3.24 REPRESENTATIONS. Notwithstanding any other provision hereof, the Subscribers understand and acknowledge that the Company is in material default under its senior bank facility with Imperial Bank and under its $1,850,000 Senior Subordinated Secured Debentures due May 25, 1998.

         SECTION 4. FURTHER REPRESENTATIONS AND WARRANTIES OF THE COMPANY. For so long as any Securities held by any of the Subscribers remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

         (i) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of all of the outstanding Securities.

         (ii) It will permit the Subscribers to exercise their right to convert the Debentures pursuant to the terms contained in the Debentures.

         SECTION 5. OPINION OF COUNSEL. Each of the Subscribers shall, upon the Closing, receive an opinion from counsel to the Company as to the matters set forth in Exhibit D.

         SECTION 6. OPINION OF COUNSEL UPON CONVERSION/TRANSFER. The Company will obtain for each Subscriber, at the Company's expense, any and all opinions of counsel which may reasonably be required in order to permit the issuance (and transfer) of the shares of Common Stock upon conversion of the Debentures, subject only to receipt of a Notice of Conversion in the form of Exhibit E and receipt by counsel of such representations, warranties, and documents as are determined by such counsel to be necessary to comply with applicable securities laws, duly executed by the Subscriber which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the legend from the Common Stock certificate in connection with a sale of such Common Stock, if the Registration Statement has been declared effective by the SEC or another exemption is available for resale.

         SECTION 7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees, for so long as the Securities are held by the Subscribers, to take such action as is necessary to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

         (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

         (iii) furnish to each Subscriber forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as each Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing any Subscriber to sell any such Securities without registration.

         SECTION  8.   REPRESENTATIONS   AND   WARRANTIES  OF  THE  COMPANY  AND
SUBSCRIBERS. Each of the Subscribers, and the Company represent, warrant, covenant, and agree to the other the following with respect to itself:

         8.1 SUBSCRIPTION AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each of the Subscribers, and is a valid and binding agreement, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         8.2 NO-CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under any provision of the Certificate of Incorporation, and any amendments thereto, bylaws and any amendments thereto of any Subscriber or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to any Subscriber, or its respective properties or assets.

         8.3 APPROVALS. Neither the Company, nor any Subscriber, is aware of any authorization, approval or consent of any governmental body which is legally required for the Company's issuance and sale of the Securities to the Subscribers.

         8.4 INDEMNIFICATION. The Company and each of the Subscribers agrees to indemnify the other, and to hold the other harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

         8.5 TRANSFER RESTRICTIONS/CONVERSION HOLDING PERIOD. Refer to the Debenture annexed hereto as Exhibit A.

         8.6 SHORT SELLING RESTRICTIONS. The Subscribers shall be entitled to accumulate and maintain a short position in the Common Stock subject to the following terms and conditions:

         (i) during the five trading days immediately preceding each Conversion Date as is set forth in the following sentence. The short position which the Subscribers may accumulate on a daily basis during this period shall be limited to ten (10%) percent per day of the principal amount of the Debenture being converted with the short positions being cumulative during this five trading day period. Irrespective of whether there are concurrent or contemporaneous Conversion Dates within the same five trading day period, the Subscribers may accumulate and maintain short positions on all such conversions independently of each other in accordance with the terms of this section; and/or

         (ii) in the event the closing price of the Common Stock is US$4.75 (or higher) the Subscribers, on a pro rata basis, may initiate, or add to, a short position on the next trading day in an amount equal to the average daily total composite volume of the previous twenty (20) trading days on all exchanges and/or markets as reported by Bloomberg, L.P.

         (iii) In no event shall this Section require the Subscribers to cover any short sales that they may have made for short selling pursuant to this Section.

         8.7 RIGHT OF FIRST REFUSAL. The Company agrees that should it elect to enter into a transaction for additional debt or equity financing (other than debt financing from a bank or financial institution) within the later of two hundred and forty (240) days after the Closing Date or (ii) the Effective Date, the Company will give each Subscriber written notice of the terms and conditions of such offer (the "ROFR Notice"). Each Subscriber shall have a right of first refusal to commit to provide the funds pursuant to the terms as outlined in the ROFR Notice pro rata on the basis of the Debentures purchased by such Subscriber. Each Subscriber shall have five (5) business days to reply in writing after receipt of the ROFR Notice from the Company. Such reply may be sent via facsimile, receipt confirmed. In the event such written reply is not received by the Company within such five (5) business day period and provided that the Subscribers provide the full amount of such financing by the date specified in the ROFR Notice, the Company shall have the right to conclude a transaction with another investor or investors provided the transaction is not materially different from that outlined to the Subscriber as provided herein above.

         SECTION 9.  RESTRICTIONS ON SHARE ISSUANCES.

         9.1 RESTRICTIONS ON CONVERSION OF DEBENTURE. Each Subscriber or any subsequent holder of the Debenture (the "Holder") shall be prohibited from converting any portion of the Debenture which would result in any Subscriber or Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

         9.2 LIMITATION ON SHARE ISSUANCE. Notwithstanding anything to the contrary contained herein or in the Debentures, the number of shares of Common Stock of the Company issuable pursuant to the Debentures shall not exceed 3,097,351 shares (being 19.9% of the 15,564,580 shares of Common Stock issued and outstanding on the date hereof). In the event the number of shares of Common Stock of the Company issuable pursuant to the Debentures exceeds 2,334,687 shares (being 15% of the 15,564,580 shares of Common Stock issued and outstanding on the date hereof), the Company agrees that it shall, as promptly as the circumstances permit, call a stockholders meeting for the purpose of approving below market price issuances of Common Stock to the Subscribers in excess of 2,334,687. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issuable under the Debentures exceeds 3,097,351, the Company will seek a waiver from the American Stock Exchange to permit such issuances. If the Company is unable to obtain the waiver within twenty (20) days of applying therefor, the Company will, at its option, either (i) delist the Common Stock from the American Stock Exchange and include the Common Stock for quotation on the OTC Bulletin Board or (ii) pay to the Subscribers the "Economic Benefit" of that number of shares of Common Stock that would have been issuable to the Subscribers above 3,097,351 shares. The "Economic Benefit" is defined as the number of shares of Common Stock issuable to the Subscribers pursuant to the Debentures in excess of 3,097,351, multiplied by the average closing Bid Price for the five trading days preceding the tenth
(10th) trading day after the aforementioned stockholder meeting. The "Economic Benefit" will be paid within thirty (30) days after such tenth (10th) trading day.

         SECTION 10. REGISTRATION OR EXEMPTION REQUIREMENTS. Each of the Subscribers acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Each of the Subscribers understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered under applicable securities laws or such registration is not required, or (ii) if the transfer is pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

         SECTION 11. LEGEND. The certificates representing the Securities shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

         "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

         The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

         SECTION 12. STOCK DELIVERY INSTRUCTIONS. The Debenture Certificates shall be delivered to each of the Subscribers on a delivery versus payment basis as set forth in the Escrow Agreement.

         SECTION 13. CLOSING DATE. The date the Escrow Agent (i) receives the Securities and the Purchase Price, and (ii) the conditions set forth in Sections 14 and 15, and the terms and conditions of the Escrow Agreement (Exhibit B) herein are satisfied or waived, shall be the Closing (the "Closing Date").

         SECTION 14. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. Each of the Subscribers understands that the Company's obligation to sell the Debentures is conditioned upon:

         (i) The receipt and acceptance by the Company of this Subscription Agreement and all Exhibits duly executed by all other parties thereto;

         (ii) Delivery into escrow by each of the Subscribers of good cleared funds as payment in full for the purchase of the Securities;

         (iii) All representations and warranties of each of the Subscribers contained herein shall remain true and correct as of the Closing Date; and

         (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Debentures, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Debentures and the proposed issuance of the Common Stock underlying the Debentures shall be legally permitted by all laws and regulations to which each of the Subscribers and the Company are subject.

         SECTION 15. CONDITIONS TO SUBSCRIBER'S OBLIGATION TO PURCHASE. The Company understands that each of the Subscriber's obligation to purchase the Debentures is conditioned upon:

         (i)      Acceptance  by  the  Company  of  each  of  the   Subscriber's
                  Subscription Agreement in the form hereof and due execution by all parties of the Exhibits hereto;

         (ii) Delivery into escrow of the original Securities as described herein;

         (iii) All representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date;

         (iv) Receipt of opinion of counsel substantially in the form of Exhibit D annexed hereto;

         (v) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Debentures or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Debentures shall be legally permitted by all laws and regulations to which the Company and each of the Subscribers are subject.

         SECTION 16.  MISCELLANEOUS.

         16.1 GOVERNING LAW/JURISDICTION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the US District Court for the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         16.2 CONFIDENTIALITY. The Company and each of the Subscribers agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement (including the names of the Subscribers) or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any such information obtained from any other party, including the names of the Subscribers (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

         16.3 FACSIMILE/COUNTERPARTS/ENTIRE AGREEMENT. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Subscribers and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

         16.4 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         16.5 RELIANCE BY COMPANY. Each of the Subscribers represents to the Company that the representations and warranties of each Subscriber contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

         16.6 LEGAL FEES AND EXPENSES. Each of the parties shall pay its own fees and expenses (including the fees of any accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company agrees to pay on the Closing Date, out of the Purchase Price, fees, in cash, to Goldstein, Goldstein, & Reis, LLP the sum equal of $17,500.

         16.7  AUTHORIZATION.  Each of the parties  hereto  represents  that the
individual   executing   this   Agreement  on  its  behalf  has  been  duly  and
appropriately authorized to execute the Agreement.

         16.8 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) on the fifth business day following date of mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         (i)      If to the Company:

                      Datametrics Corporation
                      25B Hanover Road No. 3305
                      Florham Park, NJ 07932
                      Attn: Daniel P. Ginns, CEO
                      Telephone: (973) 377-3900
                      Facsimile: (973) 377-5736

                  With a copy to:

                      Lane Altman & Owens LLP
                      101 Federal Street
                      Boston, MA 02110
                      Attn:  Joseph Mazzella
                      Telephone:  (617) 345-9800
                      Facsimile:  (617) 345-0400

         (ii) If to the Subscribers, at the addresses and numbers listed on Schedule A annexed hereto.

                  Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         16.9 ADJUSTMENTS. Any references to the price of the Common Stock shall be adjusted proportionately to reflect any adjustments due to the payment of a stock dividend, stock split, combination of shares or any other similar event prior to the closing.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN  WITNESS  WHEREOF,  this  7%  Convertible   Debenture   Subscription
Agreement was duly executed on the date first written below.

Agreed to and Accepted on
this 24th day of July 1998


DATAMETRICS CORPORATION


By: /s/ Ronald Lefkon
    -------------------------------
    Name: Ronald Lefkon
    Title: Vice President and
           Chief Financial Officer



                                           LITTLE WING, L.P.


                                           By: /s/ Bic Nguyen
                                              ----------------------------------
                                              Name: Bic Nguyen
                                              Title: Authorized Signatory


                                           TRADEWINDS FUND LTD.


                                           By: /s/ Bic Nguyen
                                              ----------------------------------
                                              Name: Bic Nguyen
                                              Title: Authorized Signatory


                                           LITTLE WING TOO, L.P.


                                           By: /s/ Bic Nguyen
                                              ----------------------------------
                                              Name: Bic Nguyen
                                              Title: Authorized Signatory

                                   SCHEDULE A

                               LIST OF PURCHASERS
                               ------------------


LITTLE WING, L.P.
-----------------

Little Wing, L.P.
c/o Quilcap Corp.
375 Park Avenue, Suite 1404
New York, New York  10152
$540,000


TRADEWINDS FUND LTD.
--------------------

Tradewinds Fund Ltd.
c/o Quilcap Corp.
375 Park Avenue, Suite 1404
New York, New York  10152
$400,000

LITTLE WING TOO, L.P.
---------------------

Little Wing Too, L.P.
c/o Quilcap Corp.
375 Park Avenue, Suite 1404
New York, New York  10152
$60,000

                                    EXHIBITS

                                    (OMITTED)